PRELIMINARY COPY


                               ADPADS CORPORATION
                              108 Fortunato Place
                           Neptune, New Jersey 07753
                                (732) 918-8004


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 25, 2002


TO THE SHAREHOLDERS OF ADPADS CORPORATION

     Notice is hereby given that a Special Meeting of the Shareholders of AdPads Corporation will be held on January 25, 2001, at 9:00 a.m., Eastern Time, at 410 Park Avenue, 17th Floor, New York, NY 10022 for the purpose of considering and acting upon the following matters:

     1. Merging with a newly-formed Delaware subsidiary for the purpose of changing the Company's domicile from Colorado to Delaware, changing the name to BFF, Inc., and effecting a one for forty (1 for 40) reverse split of the outstanding shares of the Company's common stock.

     2.   Approval of the Company's 2001 Stock Option Plan.

     3. The transaction of such other business as may properly come before the meeting or at any adjournment or adjournments thereof.

     Said meeting may be adjourned from time to time without other notice than by announcement at said meeting, or at any adjournment thereof, and any and all business for which said meeting is hereby noticed may be transacted at any such adjournment.

     Only holders of the Company's no par value Common Stock of record at the close of business on January 7, 2002, will be entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof. If you cannot attend the meeting in person, we are not asking that you send us a proxy.

                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     Mark Spargo, Chairman




Neptune, New Jersey
January 8, 2002









                               ADPADS CORPORATION
                              108 Fortunato Place
                           Neptune, New Jersey 07753
                                (732) 918-8004


                            INFORMATION STATEMENT

                       SPECIAL MEETING OF SHAREHOLDERS
                              JANUARY 25, 2002

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

     This Information Statement is being sent to the Shareholders of AdPads Corporation, a Colorado corporation (the "Company"), in connection with the Company's Special Meeting of Shareholders to be held at 410 Park Avenue, 17th Floor, New York, New York 10022, on Friday, January 25, 2002, at 9:00 a.m., Eastern Time ("Special Meeting"), and any adjournment thereof. The purposes of the Special Meeting are stated in the Notice of Special Meeting. This Information Statement will be mailed to the Company's shareholders on or about January 11, 2002.

     The securities entitled to vote at the Special Meeting consist of all of the issued and outstanding shares of the Company's no par value common stock (the "Common Stock"). The close of business on January 7, 2002, has been fixed by the Board of Directors of the Company as the record date. Only shareholders of record as of the record date may vote at the Special Meeting. As of the record date, there were 49,291,474 shares of Common Stock issued and outstanding.

     Each shareholder of record as of the record date will be entitled to one vote for each share of Common Stock held as of the record date. Cumulative voting is not permitted. The presence at the Special Meeting of the holders of a majority of the number of shares entitled to vote outstanding as of the record date will constitute a quorum for transacting business.

VOTING REQUIREMENTS

     The affirmative vote of the holders of the following number of shares of Common Stock entitled to vote is required for the following designated actions:

          Action to be Taken                     Vote Required
          ------------------                     -------------

     Approval of Plan of Merger    Majority of Common Stock Outstanding
     with Delaware Subsidiary

     Approval of 2001 Stock        Majority of Common Stock Represented
     Option Plan                   at Meeting

     The affirmative vote of the majority of the shares represented at the Special Meeting will be required to approve any other matters that come before

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the Special Meeting.  The Company's management holds shares of Common Stock representing approximately 32% of the shares entitled to vote at the Special Meeting, and have indicated that they will vote for the approval of each of the proposals.

                        SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of January 7, 2002, as to the shares of the Common Stock beneficially owned by each person who is the beneficial owner of more than five percent (5%) of the Company's shares, each of the Company's Directors and by all of the Company's Directors and Executive Officers as a group. Each person has sole voting and investment power with respect to the shares shown except as noted.

                       Relationship
  Name of              (D=Director)       Amount of
Beneficial             (CS=Control        Beneficial       Percentage
  Owner                Shareholder)       Ownership         of Class
----------             ------------       ----------       ----------

Mark Spargo            D,O (1)            122,648,255        72.98%

William Callari        D,O (2)            138,146,979        75.38%

Erica Ventley          D,O (3)             40,882,871        46.00%

Gerald Goodman         D (4)                3,066,161         5.87%

David Brownstein       CS                  14,142,000        28.69%

Directors and          (1)(2)(3)(4)       304,744,266        90.1%
Officers as a Group
(4 Persons)
_________________

(1) Includes 3,889,655 shares of Common Stock and 118,758,600 shares of Common Stock underlying 989,655 shares of Series A Convertible Preferred Stock.

(2) Includes 3,760,000 shares of Common Stock held directly by Mr. Callari; 421,379 shares of Common Stock held by North Star Resources, Inc., which is controlled by Mr. Callari; 114,800,040 shares of Common Stock underlying 956,667 shares of Series A Convertible Preferred Stock held by Mr. Callari; 12,865,560 shares of Common Stock underlying 107,213 shares of Series A Convertible Preferred Stock held by North Star Resources, Inc.; and 6,300,000 votes held under an irrevocable proxy from David Brownstein.

(3) Includes 1,037,241 shares of Common Stock held directly by Ms. Ventley; 259,310 shares of Common Stock held by her two children; 31,668,960 shares of Common Stock underlying 263,908 shares of Series A Convertible Preferred Stock held by Ms. Ventley; and 7,917,360 shares of Common Stock underlying 65,978 shares of Series A Convertible Preferred
     Stock held by her two children.

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(4)  Includes 97,241 shares of Common Stock and 2,968,920 shares of Common
     Stock underlying 24,741 shares of Series A Convertible Preferred Stock.

              PROPOSED PLAN OF MERGER TO CHANGE THE STATE OF
           INCORPORATION OF THE COMPANY FROM COLORADO TO DELAWARE,
                  TO CHANGE THE NAME OF THE COMPANY AND
                     TO EFFECT A REVERSE STOCK SPLIT

     The Board of Directors of the Company has unanimously adopted a resolution approving a plan of merger of the Company into a wholly-owned subsidiary of the Company and directing that the plan of merger be submitted to shareholders for approval at the Special Meeting. The primary purpose of the merger is to change the state of incorporation of the Company from Colorado to Delaware so that the Company will have the benefit of the Delaware General Corporation Law and the substantial body of judicial decisions interpreting and applying that statute. The merger will also result in a change of the name of the Company to "BFF, Inc.," and effect a one for forty reverse split of the outstanding common stock of the Company.

     The principal effects of the merger will be that:

     1. The affairs of the Company will cease to be governed by Colorado corporation laws and will become subject to Delaware corporation laws.

     2. Each forty (40) shares of issued and outstanding Common Stock will be automatically converted into one (1) share of common stock in the Delaware corporation.

     3. The Delaware corporation will have 100,000,000 shares of $.0001 par value common stock authorized and 10,000,000 shares of $.0001 preferred stock authorized.

     4. The Delaware corporation will succeed to all of the rights, privileges and powers of the Company, will possess all of the properties of the Company, and will assume all of the debts, liabilities and obligations of the Company.

     The terms of the merger are contained in a Plan and Agreement of Merger (the "Plan of Merger"). The Plan of Merger provides that the Company will be merged into a wholly-owned subsidiary of the Company organized under the Delaware General Corporation Law for the purpose of changing the Company's state of incorporation (the "Merger"). This subsidiary, BFF, Inc., which is referred to in this proxy statement as "BFFI", will be the surviving corporation in the Merger. The Merger will not involve a change in the business or management of the Company. Upon the effectiveness of the Plan of Merger, each forty (40) outstanding shares of Common Stock of the Company will automatically be converted into one (l) share of Common Stock of BFFI. No fractional shares will be issued, and any shareholder entitled to a fraction of a share will receive one full share in lieu of such fraction.

     The approval by the holders of a majority of the outstanding shares of Common Stock of the Company is required to approve the Plan of Merger.

     The Plan of Merger provides that it may be terminated and the Merger abandoned by resolution of the Board of Directors of the Company.


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                        REASONS FOR THE REVERSE SPLIT

     The reverse split is being proposed as part of the merger in order to comply with the Company's agreement with Blue Flying Fish Inc. In the acquisition of Blue Flying Fish, Inc., the Company issued 4,783,337 shares of Series A Convertible Preferred Stock which will be convertible into 14,349,999 shares of Common Stock after the reverse split. The Company issued Convertible Preferred Stock in this acquisition because the Company didn't have a sufficient number of shares authorized and unissued Common Stock to issue to the owners of Blue Flying Fish. Therefore, after the reverse split and the conversion of all of the Series A Convertible Preferred Stock there will be approximately 15,582,400 shares of Common Stock issued and outstanding.

        REASONS FOR CHANGING THE COMPANY'S STATE OF INCORPORATION

     The Board of Directors of the Company believes that the best interests of the Company and its shareholders will be served by changing the domicile to Delaware in order to have the benefits afforded by a more flexible corporation law. Delaware has a well-established policy of continuously reviewing and updating its corporate laws. Consistent with this policy, the corporate laws of Delaware are frequently revised and Delaware currently has a flexible and modern statute governing the conduct of corporate affairs.

     Thousands of corporations, including a great many of the larger corporations in this country, are now incorporated in Delaware. The number of corporations maintaining their domicile in Delaware over the years has resulted in a judiciary particularly familiar with many phases of corporate matters and a substantial body of decisions construing its laws and establishing public policy affecting its corporations. Based on the well developed and predictable nature of the Delaware corporate law, management believes that the ongoing operations and business of the Company can be carried on to better advantage if the Company is incorporated under the laws of Delaware. See "Significant Differences in Corporate Law of Colorado and Delaware."

     Delaware has in effect an anti-takeover statute that would, following the reincorporation, make it difficult for a potential acquiror to effect a takeover or change in control of the Company without management's consent and the consent of the Company's shareholders. Accordingly, the reincorporation will have the effect of making it more difficult to remove the existing management of the Company. Colorado does not have a comparable statute. Management is unaware of any person accumulating the Company's voting securities or seeking to take control of the Company, but believes that reincorporation in Delaware is still desirable for the reasons described above, notwithstanding the anti-takeover effect of reincorporation.

DIFFERENCES BETWEEN CORPORATE LAW OF COLORADO AND DELAWARE

     Management is of the opinion that, except as described below (for example, written consents of shareholders, appraisal rights of dissenting shareholders, required vote of shareholders needed to take certain actions, anti-takeover legislation, etc.), there are no substantial differences relating to the rights of shareholders between the Certificate of Incorporation and By-Laws of the Company and those of the Surviving Corporation.


                                      4


     Although no attempt has been made to summarize all differences in the corporate laws of such states, management believes the following to be a fair summary of the significant differences in the corporate laws of the States of Colorado and Delaware which could affect the Company's shareholders:

     EXAMINATION OF BOOKS AND RECORDS

     Under Colorado corporation law, a person must have been a shareholder for at least three months, or be the holder of record of at least five percent of all outstanding shares of any class of stock of a corporation in order to examine certain records of the corporation, including the minutes of meetings of the board of directors and board committees, accounting records and shareholder records. Under Delaware corporation law, any shareholder with a proper purpose may demand inspection of the records of the corporation.

     DIVIDENDS

     Under Delaware corporation law, a corporation may pay dividends to its shareholders either out of surplus (net assets in excess of stated capital), or in case there is no surplus, out of net profits for the current fiscal year and the preceding fiscal year, with certain limitations. Under Colorado corporation law, dividends may be paid out of net assets available after providing for satisfaction of preferential rights of shareholders whose preferential rights are superior to those receiving the dividend.

     VOTES OF SHAREHOLDERS

     Colorado corporation law provides that unless the Certificate of Incorporation provides otherwise, the vote of two-thirds of all outstanding shares entitled to vote is required to amend the corporate charter, to dissolve a corporation, to effect a merger or consolidation or to sell, lease or exchange all or substantially all of the corporation's assets. The Certificate of Incorporation of the Company permits such actions to be taken upon vote of a majority of the outstanding shares entitled to vote. Under Delaware corporation law and the Certificate of Incorporation of the Surviving Corporation, the vote of a majority of the outstanding stock entitled to vote is required to amend the corporate charter, to dissolve a corporation, to effect a merger or consolidation or to sell, lease or exchange all or substantially all of the corporation's assets. Under both Colorado and Delaware law, action by the Board of Directors, as well as the shareholders, is required to amend the corporate charter, effect a merger or consolidation or the sale, lease or exchange of its assets. Accordingly, the reincorporation will not have a practical impact on the vote of shareholders necessary to approve significant corporate transactions.

     CUMULATIVE VOTING

     Delaware corporation law permits a corporation to provide cumulative voting by including a provision to that effect in its Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation will not have a provision permitting cumulative voting. Under Colorado corporation law, shareholders have cumulative voting unless prohibited in the Certificate of Incorporation. The Certificate of Incorporation of the Company currently prohibits cumulative voting; accordingly, the reincorporation will not have a practical impact on such rights of shareholders.


                                       5

     ACTION BY WRITTEN CONSENT WITHOUT A MEETING

     Under Colorado corporation law, shareholders may take action without meetings by unanimous written consent of the shareholders entitled to vote. Under Delaware corporation law, shareholders may take action without meetings by written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Since management will own in the aggregate more than a majority of the votes represented by the Surviving Corporation's common stock, it will have the power to act by written consent to authorize any action which requires shareholder approval, without the vote of any other shareholders.

     ANTI-TAKEOVER LEGISLATION

     Delaware has enacted a statute which prevents a "business combination" between an "interested shareholder" and a Delaware corporation for a period of three years after such shareholder became an interested shareholder, unless certain conditions are met. Colorado corporation law does not contain a parallel provision. The Delaware statute defines a business combination as any merger or consolidation, any sale, lease, exchange or other disposition of 10% or more of a corporation's assets, or any transaction (subject to certain exceptions) which results in the transfer of stock of a corporation to the interested shareholder, increases his proportionate ownership of a corporation's stock or results in such interested shareholder receiving the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. The Delaware statute defines an interested shareholder as (subject to certain exceptions) any person who is the owner of 15% or more of the outstanding voting stock of the corporation or a person who is an affiliate or associate of the corporation who became the owner of 15% or more of the outstanding voting stock of the corporation within the three-year period prior to the date on which it is sought to determine whether such shareholder is interested. A business combination is exempt from the effect of the statute if, among other things, either (i) prior to the date the shareholder became interested, the board of directors approved either the business combination or the transaction that resulted in the shareholder becoming interested, (ii) upon consummation of the transaction that resulted in the shareholder becoming interested, such shareholder owned at least 85% of the corporation's voting stock at the time the transaction consummated, or
(iii) an or after the date the shareholder becomes interested, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested shareholder.

     The anti-takeover statute provides that the Certificate of Incorporation of a Delaware corporation may provide that the corporation expressly elects not to be governed by the statute. The Certificate of Incorporation of the Surviving Corporation does not include such a provision.

     The effect of reincorporation in Delaware, and thereby subjecting the Company to the anti-takeover statute, will make it more difficult for a person who seeks to acquire control of the Company or to effect a business combination with the Company, such as a tender offer, to do so without management's approval, thereby making it more difficult to remove existing management of the Company. The Delaware statute could, therefore, potentially have an adverse impact on shareholders who wish to participate in any such

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tender offer or other transactions even where such transaction may be favorable to the interests of the shareholders.

     The reincorporation could have the effect of discouraging hostile tender offers, proxy contests or other transactions by forcing potential acquirors to negotiate with incumbent management. The disadvantages to shareholders of the reincorporation in Delaware include reducing the likelihood that a hostile tender offer at a premium over market price for the Company's shares will be made. The reincorporation will have a practical effect on shareholders by making it more difficult to remove existing management without such management's approval.

     DISSOLUTION

     Under Colorado corporation law and the Company's Certificate of Incorporation, the Company can voluntarily dissolve upon its board of directors adopting a resolution setting forth a proposal to dissolve which proposal is approved by a majority of the shareholders entitled to vote thereon. Under Delaware law, a corporation can voluntarily dissolve if its board of directors and a majority of the shareholders entitled to vote thereon approve the dissolution, or without approval of the board of directors if all the shareholders entitled to vote approve the dissolution.

     LIABILITY OF DIRECTORS

     Under Delaware law, directors are jointly and severally liable to a corporation for willful or negligent violations of statutory provisions relating to the purchase or redemption of a corporation's own shares or the payment of dividends, for a period of six years from the date of such unlawful act. A director who was either absent or dissented from the taking of such action may exonerate himself from liability by causing his dissent to be entered in the corporation's minutes. Under Colorado law, directors are jointly and severally liable to the corporation if they vote for or assent to acts which violate statutory provisions relating to the purchase of a corporation's own shares, the payment of dividends, the distribution of assets in liquidation or any loans or guarantees made to a director, until the repayment thereof. Under Colorado law, there is no express standard of conduct which can protect a director from liability nor any express statute of limitations with respect to any such illegal acts by a director, as there are under Delaware law, and directors are not liable as long as they did not vote for or assent to any of the illegal acts. Colorado law, unlike Delaware law, allows a director who was present at a meeting which approved an illegal act to avoid liability, even if he does not register his dissent in the minutes of the meeting, by voting against the illegal act.

     RIGHTS OF DISSENTING SHAREHOLDERS

     Shareholders of the Company are presently entitled under Colorado corporation law to receive payment for their shares if they dissent from certain corporate actions, such as mergers, consolidations or sales of all or substantially all of the Company's assets. Under Delaware corporation law, there is no such right to receive payment in a sale of assets and there is no such right to receive payment in a merger or consolidation under the following circumstances. The common stock of the surviving corporation in the merger or consolidation must be listed on a national securities exchange or held of record by 2,000 or more persons and the only consideration that the shareholders may receive in the merger or consolidation is stock of the

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corporation resulting from the merger or consolidation or stock of a listed company with 2,000 or more shareholders and cash in lieu of fractional shares.

EFFECTIVE DATE OF MERGER

     Subject to the satisfaction of the conditions of the merger, it is contemplated that the merger will be made effective as of January 25, 2002.

                     RIGHTS OF DISSENTING SHAREHOLDERS

     Section 7-113-102 of the Colorado Business Corporation Act (the "Act") grants certain rights to obtain payment for their shares to dissenting shareholders of a Colorado corporation (such as the Company) with respect to any plan of merger and sales of all, or substantially all, of such corporation's assets. Strict statutory procedures set forth in Section 7-113-202 of the Act must be followed by dissenting shareholders and failure to do so will result in forfeiture of their rights to payment, and cause such shareholders to be bound by such actions. A shareholder may assert his rights to payment with respect to all or a portion of the shares held by him. Please read the attached Exhibit A carefully if you are considering dissenting.

     FAILURE TO FILE THE REQUIRED DOCUMENTS AND TO SUBMIT SUCH SHARES WITHIN THE SPECIFIED TIME PERIODS MAY AUTOMATICALLY CAUSE A TERMINATION OF DISSENTERS' RIGHTS. ADDITIONALLY, A VOTE IN FAVOR OF THE PROPOSED SALE OR MERGER WILL CONSTITUTE A WAIVER OF THE SHAREHOLDERS' RIGHTS UNDER THE ACT AS TO SUCH ACTION, BUT A FAILURE TO VOTE AGAINST THE PROPOSED MERGER WILL NOT. A VOTE AGAINST THE PROPOSED MERGER WILL NOT SATISFY THE REQUIREMENTS OF A WRITTEN OBJECTION AT OR PRIOR TO THE MEETING AND A WRITTEN DEMAND AND DEPOSITING OF CERTIFICATES WITHIN THE TIME SET FORTH IN THE NOTICE TO OBJECTING SHAREHOLDERS.

VOTING AND BOARD OF DIRECTORS RECOMMENDATIONS

     An affirmative vote of a majority of the shares of the outstanding common stock will be required to approve the proposed merger with the Delaware subsidiary.

     The Board of Directors recommends approval of the proposed merger with the Delaware subsidiary.

                     APPROVAL OF 2001 STOCK OPTION PLAN

DESCRIPTION OF THE PLAN

     In December 2001, the Company's Board of Directors approved the establishment of its 2001 Stock Option Plan (the "2001 Plan") subject to approval of the Company's shareholders. The Board of Directors believes that the 2001 Plan will advance the interests of the Company by encouraging and providing for the acquisition of an equity interest in the success of the Company by employees, officers, directors and consultants, and by providing additional incentives and motivation toward superior Company performance. The Board believes it also will enable the Company to attract and retain the services of key employees, officers, directors and consultants, and by providing additional incentives and motivation toward superior Company performance, and retain the services of key employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

                                      8



     The 2001 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options will only be granted to persons who are key employees of the Company. Vesting provisions are determined by the Board at the time options are granted. The total number of shares of Common Stock subject to options under the 2001 Plan may not exceed 3,000,000 shares (after the proposed 1 for 40 reverse split), subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions.

     The Board of Directors may amend the 2001 Plan at any time, provided that the Board may not amend the 2001 Plan to materially increase the number of shares available under the 2001 Plan, materially increase the benefits accruing to Participants under the 2001 Plan, or materially change the eligible class of employees without shareholder approval.

     No options have been granted under the 2001 Plan as of December 27, 2001.

VOTING AND BOARD OF DIRECTORS RECOMMENDATIONS

     Approval of the 2001 Plan requires the affirmative vote of a majority of the shares of Common Stock represented at the meeting. The Board of Directors recommend a vote FOR approval of the 2001 Plan.

                            SHAREHOLDER PROPOSALS

     The Board of Directors has not yet determined the date on which the next annual meeting of the shareholders will be held. Any proposal by a shareholder intended to be presented at the Company's next annual meeting of shareholders must be received at the offices of the Company a reasonable amount of time prior to the date on which the information or proxy statement for that meeting are mailed to shareholders in order to be included in the Company's information or proxy statement relating to that meeting.

                                OTHER BUSINESS

     As of the date of this Information Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. A majority vote of the shares represented at the Meeting is necessary to approve any such matters.

                               BY ORDER OF THE BOARD OF DIRECTORS


                               Mark Spargo, Chairman

Neptune, New Jersey
January 8, 2002




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